EXHIBIT 23.01


               CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-46124, No. 33-
91550, No. 333-25129 and No. 333-76879) pertaining to the
General Employment Enterprises, Inc. Stock Option Plans of our report dated November 7, 2003, with respect to the consolidated financial statements and schedule of General
Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-K) for the year ended September 30,
2003.



                                   /s/  Ernst & Young LLP








Chicago, Illinois
November 24, 2003